Exhibit 21.1

SUBSIDIARIES OF TELENAV, INC.

TeleNav Shanghai Inc. (PRC)

TeleNav Software, Inc. (PRC)

TeleNav Hong Kong, Limited (Hong Kong)

TELENAV DO BRASIL SERVIÇOS DE LOCALIZAÇÃO LTDA (Brazil)

TeleNav UK Limited (U.K.)

TNAV Holdings, Inc. (U.S.)